UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 31, 2022

DYNATRACE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39010	47-2386428
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Trapelo Road, Suite 116		02451
Waltham	MA
(Address of principal executive offices)		(Zip Code)
(781) 530-1000
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	DT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02. Results of Operations and Financial Conditions.

On November 2, 2022, Dynatrace, Inc. (the "Company") issued a press release announcing, and will hold a conference call to discuss, the Company's financial results and other information for the quarter ended September 30, 2022. The full text of the press release is furnished as Exhibit 99.1 to this report and incorporated into this Item 2.02 by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2022, the Company announced that the Company’s Board of Directors (the “Board”) has appointed Jim Benson, age 55, as the Company’s Chief Financial Officer and Principal Financial Officer, effective November 15, 2022. Prior to joining the Company, Mr. Benson served as Executive Vice President and Chief Financial Officer of Akamai Technologies, Inc. from 2012 through February 2020. Mr. Benson has served on the Board of Directors of publicly traded Temenos AG since May 2021 and is a director of several other private companies. Mr. Benson holds a Bachelor of Science in Finance from Bentley University and a Master of Business Administration from Clark University.

In connection with his appointment as Chief Financial Officer of the Company, the Company entered into an Offer Letter with Mr. Benson providing for: (i) a base salary of $475,000 per year, (ii) eligibility to receive cash incentive compensation with a target of 75% of his base salary, subject to the terms of any applicable incentive compensation plan(s), and with a guaranteed at-plan attainment for fiscal year 2023 only, and (iii) a grant of restricted stock units valued at $10,500,000, which shall vest over four (4) years, with 25% vesting after 1 year, and thereafter in twelve (12) equal quarterly installments, in each case subject to Mr. Benson’s continued service with the Company. The foregoing summary does not purport to be complete and is qualified in its entirety by the Offer Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The Company and Mr. Benson will also enter into an employment agreement reflecting the terms included in the Offer Letter and an agreement regarding confidentiality, intellectual property assignment and certain post-termination covenants of Mr. Benson, including non-solicitation and non-competition.

The Company will enter into an indemnification agreement with Mr. Benson in connection with his employment, which will be in substantially the same form as that entered into with the other executive officers of the Company filed as Exhibit 10.5 to the Company’s Registration Statement on Form S-1/A filed on July 22, 2019 and incorporated herein by reference.

There are no family relationships between Mr. Benson and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Benson that are reportable pursuant to Item 404(a) of Regulation S-K. Except as described above, there are no arrangements or understandings between Mr. Benson and any other persons pursuant to which he was appointed as Chief Financial Officer.

Mr. Burns will resign as Chief Financial Officer and Principal Financial Officer effective November 15, 2022 and will remain with the Company to ensure a smooth transition of his duties to Mr. Benson.

Item 7.01. Regulation FD Disclosure

On November 2, 2022, the Company issued a press release announcing Mr. Benson’s appointment as Chief Financial Officer. A copy of the press release is furnished as Exhibit 99.2 to this Report on Form 8-K.

The information in Item 2.01, this Item 7.01 and Exhibits 99.1, 99.2 and 99.3 attached hereto is intended to be furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

10.1	Offer Letter between the Company and Jim Benson, dated October 31, 2022
99.1	Press Release issued by Dynatrace, Inc. dated November 2, 2022
99.2	Press Release issued by Dynatrace, Inc. dated November 2, 2022
99.3	Dynatrace Investor Presentation Q2 FY23 Total ARR Expansion Trends
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 2, 2022	Dynatrace, Inc.

	By:	/s/ Rick McConnell
Rick McConnell
Chief Executive Officer
(Principal Executive Officer)